Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Beam Global of our report dated March 31, 2023, relating to the financial statements of Beam Global, appearing in the Annual Report on Form 10-K of Beam Global for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Los Angeles, California

December 8, 2023

/s/ CohnReznick LLP

Los Angeles